Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 24, 2017 by and between JAGUAR HEALTH, INC., a Delaware corporation (the “Company”), and L2 CAPITAL, LLC, a Kansas limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to 10,000,000 shares of the Company’s voting common stock (the “Purchase Shares”), par value $0.0001 per share (the “Common Stock”).

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.              PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Purchases of Common Stock.  After Commencement (as defined below), the Buyer may purchase the Purchase Shares, pursuant to the terms of this Agreement.  At the time of each respective purchase hereunder, Buyer shall pay to the Company the respective purchase price at the time that the respective portion of the Purchase Shares are reflected in the Buyer’s brokerage account, via wire transfer, according to the wiring instructions attached hereto as Exhibit C (if this occurs after the wire cutoff time for Buyer’s bank, then Buyer shall pay the respective purchase price on immediately following Business Day). Upon issuance of the Purchase Shares as provided herein, such Purchase Shares shall be validly issued and fully paid and non-assessable. The purchase and sale of Purchase Shares hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”).

(b) The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and subject to acceptance by the Buyer in Buyer’s sole discretion, to buy the number of Purchase Shares equal to the lesser of (i) 500,000 shares of Common Stock or (ii) 200% of the average trading volume of the Company’s Common Stock in the five (5) Trading Days immediately preceding the respective date of the Purchase Notice (as long as such notice is delivered on or prior to 8:30 a.m. Eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date, provided, however, that the lowest traded price of the Common Stock in the ten (10) Business Days immediately preceding the date of the respective Purchase Notice must be equal to or greater than the Minimum Price. The Company and the Buyer may mutually agree to increase the number of Purchase Shares that may be sold per Regular Purchase. The Company may deliver additional Purchase Notices to the Buyer from time to time, provided, however, that the Company shall not deliver another Purchase Notice to the Buyer within three (3) Business Days of a prior Purchase Notice.  Additionally, and except with respect to the Buyer, the Company shall not sell any shares of Common Stock registered under the Shelf Registration Statement or any other registration statement of the Company for thirty (30) calendar days after the date of each Purchase Notice. The share amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(c)  Upsize Option.  The Company, at its option and subject to the terms of this Agreement, may increase the total number of Purchase Shares to 17,808,142 (the “Upsize Option”) on any Business Day from the 30th calendar day through the 40th calendar day after the Date of this Agreement, by providing written notice of the exercise of such right to the Buyer.

(d) Payment for Purchase Shares. With respect to the Purchase Shares that are the subject of any Purchase Notice, the Buyer shall pay to the Company an amount equal to the product of (x) the Purchase Price and (y) the number of Purchase Shares set forth on such Purchase Notice (minus the deposit and clearing fees associated with such purchase) as full payment for such portion of the Purchase Shares via wire transfer of immediately available funds on the respective Purchase Date. All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to the Company according to the wiring instructions attached hereto as Exhibit C. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) [Intentionally Omitted.]

(f) Records of Purchases. The Buyer and the Company shall each maintain records showing the remaining Purchase Shares at any given time and the dates and Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Purchase Shares.

(g) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

(h) Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(e), the total number of shares of Common Stock that may be issued under this Agreement, shall be limited to 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding anything to the contrary in this Agreement or otherwise, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

(i) Beneficial Ownership Limitation. The Company shall not issue, and the Buyer shall not purchase any shares of Common Stock under this Agreement, if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock of the Company.

(j)  Commitment Fees. Upon execution of this Agreement, the Company shall issue 2,100,000 shares of Common Stock (the “Commitment Shares”) to Buyer for its commitment to enter into this Agreement.  The Commitment Shares shall be earned in full upon the execution of this Agreement, and the Commitment Shares are not contingent upon any other event or condition, including but not limited to the Company’s submission of a Purchase Notice to the Buyer.  If the Company exercises the Upsize Option, then the Commitment Shares shall immediately be increased by 1,000,000 shares of Common Stock (for an aggregate of 3,100,000 shares of Common Stock), and the Company shall issue such additional Commitment Shares on the date that the Upsize Option is exercised (with the understanding that the Upsize Option may only be exercised if such additional Commitment Shares may be resold by the Buyer pursuant to the Prospectus Supplement.

2.              BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares (the Purchase Shares are also referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

(c) [Intentionally Omitted.]

(d) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) [Intentionally Omitted.]

(g) Organization. The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii)

public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents (as defined in Section 3(b) hereof) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i) Residency. The Buyer is a resident of the State of Kansas.

(j) [Intentionally Omitted.];

3.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no material Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws (as defined below), and do not require further consent or authorization by the Company, its Board of Directors, except as set forth in this Agreement, or its stockholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors of the Company or a duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect. The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Pricing Committee of the Company.

(c) Capitalization.  Except as disclosed in Schedule 3(c) or the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(d) Issuance of Securities. The Purchase Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act, or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e) and for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in Schedule 3(e), the Company is not subject to any notices or actions from or to the Principal Market other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. Except as disclosed in Schedule 3(e), to the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1933 Act or 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1933 Act and 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in Schedule 3(f) or routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its Subsidiaries are not presently the subject of any inquiry, investigation or action by the SEC.

(g) Absence of Certain Changes. Except as disclosed in Schedule 3(g), since September 30, 2017, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole. For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Common Stock nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h) Absence of Litigation. Except as disclosed in Schedule 3(h), to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect (each, an “Action”). A description of each such Action, if any, is set forth in Schedule 3(h).

(i) Acknowledgment Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except as set forth in Schedule 3(j) or to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3(j), to the Company’s knowledge, none of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and, except as set forth on Schedule 3(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(k) Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company’s knowledge, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, to the Company’s knowledge, will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(o) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(p) Transactions With Affiliates. Except as set forth on Schedule 3(p) and other than the grant or exercise of stock options or any other equity securities offered pursuant to duly adopted stock or incentive compensation plans as disclosed on Schedule 3(c) or in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.

(q) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, other than Section 203 of the Delaware General Corporation Law, which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(r) Registration Statement. The Shelf Registration Statement (as defined in Section 4(a) hereof) has been declared effective by the SEC, and no stop order has been issued or is pending or, to the knowledge of the Company, threatened by the SEC with respect thereto. As of the date hereof, the Company has an amount of securities registered and unsold under the Shelf Registration Statement, which is not less than the sum of the Purchase Shares.

4.     COVENANTS.

(a) Filing of Form 8-K and Prospectus Supplement. The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby if required under federal securities law. The Company shall file within two (2) Business Days from the date hereof a prospectus supplement to the Company’s existing shelf registration statement on Form S-3 (File No. 333-220236, the “Shelf Registration Statement”) covering the sale of the Purchase Shares and Commitment Shares (beginning with the Commitment Shares) (the “Prospectus Supplement”) in accordance with the terms of the Agreement. The Company shall keep the Shelf Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Securities to the Buyer until such time as (i) it no longer qualifies to make sales under the Shelf Registration Statement (which shall be understood to include the inability of the Company to immediately register sales of Securities to the Buyer under the Shelf Registration Statement or any new registration statement pursuant to General Instruction I.B.6 of Form S-3), or (ii) the date on which all the Securities have been sold under this Agreement. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

(c) Listing. The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its commercially reasonable efforts to maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Capital Market, or the OTCQB or OTCQX market places of the OTC Markets. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d) [Intentionally Omitted.];

(e) [Intentionally Omitted.];

(f) Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the prospectus supplement described in Section 4(a) hereof and (ii) the Commencement; provided, however, that at no time is the Company required to disclose material nonpublic information to the Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(g) Volume Trading Limitations. The Buyer acknowledges and accepts that the Commitment Shares are subject to volume trading restrictions at no more than 15.0% of the daily traded volume and the Buyer shall not sell, trade or otherwise dispose of the Commitment Shares in violation of such restriction.

5.              TRANSFER AGENT INSTRUCTIONS.

All of the Purchase Shares to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise.

6.              CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares):

(a)         The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)         The representations and warranties of the Buyer shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date, and the Company shall have received a certificate, executed by a duly authorized officer of the Buyer, dated as of the Commencement Date, to the foregoing effect; and

(c)          The Prospectus Supplement shall have been delivered to the Buyer and no stop order with respect to the registration statement covering the sale of shares to the Buyer shall be pending or threatened by the SEC.

7.              CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK.

The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares) and once such conditions have been initially satisfied:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(b) [Intentionally Omitted.];

(c) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, other than a general halt in trading in the Common Stock by the Principal Market under halt codes indicating pending or released material news, and the Securities shall be approved for listing upon the Principal Market;

(d) [Intentionally Omitted.];

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the CEO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) [Intentionally Omitted.];

(h) [Intentionally Omitted.];

(i) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j) [Intentionally Omitted.];

(k) [Intentionally Omitted.];

(l) The Shelf Registration Statement shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus supplement, dated and current as of the Commencement Date, to be used in connection with any issuances of any Purchase Shares to the Buyer, and to be filed by the Company within two (2) Business Days after the Commencement Date pursuant to Rule 424(b). The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Purchase Shares pursuant to this Agreement in compliance with such laws;

(m) No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(n) On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, other than Section 203 of the Delaware General Corporation Law, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities; and

(o) The Company shall have provided the Buyer with the information reasonably requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 4(f) hereof.

8.              INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.              EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) during any period in which the effectiveness of any registration statement is required to be maintained pursuant to the terms of the Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Company for sale of all of the Securities to the Buyer in accordance with the terms of the Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty (30) consecutive Business Days, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(b) the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of three (3) consecutive Business Days;

(c) the delisting of the Common Stock from the Principal Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the NASDAQ

Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within one (1) Business Day after the applicable Purchase Notice is given to Buyer;

(e) the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or

(i) if at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval is obtained pursuant to Section 1(h) hereof. The Exchange Cap shall be deemed to be reached at such time if, upon submission of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed the number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company may not request the Buyer to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

10.       CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) [Intentionally Omitted.];

(c) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d) “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e) [Intentionally Omitted.];

(f) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, protocols, development plans, commercialization plans, compounds, formulations, preclinical study and clinical trial results, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is expressly identified as Confidential Information at the time of such initial disclosure and confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h) “Minimum Price” shall mean $0.70 (provided that the Buyer may waive the Minimum Price for a specific Purchase Notice), subject to appropriate adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(i) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j) “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the Nasdaq Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or either of the OTCQB Marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(k) [Intentionally Omitted.]

(l) “Purchase Date” means with respect to any Regular Purchase made hereunder, the Business Day that the respective portion of the Purchase Shares are reflected in the Buyer’s account.

(m) “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer requesting the Buyer to buy Purchase Shares pursuant to Section 1(b) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(n) “Purchase Price” means $0.52 per share of Common Stock, or such other price agreed upon between the Company and Buyer for the respective Purchase Notice, subject to the terms of this Agreement and subject to appropriate adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(o) [Intentionally Omitted.];

(p) “SEC” means the United States Securities and Exchange Commission.

(q) “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

11.       MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Johnson County, Kansas, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement shall supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jaguar Health, Inc.

201 Mission Street, Suite 2375

San Francisco, CA 94105

Email:  lconte@jaguar.health

With a copy to (which shall not constitute delivery to the Company):

Reed Smith LLP

1510 Page Mill Road, Suite 110

Palo Alto, CA 94304

Telephone: 650-352-0532

Attention: Donald Reinke, Esq.

Email: DReinke@reedsmith.com

If to the Buyer:

L2 Capital, LLC

8900 State Line Rd., Suite 410

Leawood, KS 66206

Email:  investments@ltwocapital.com

With a copy to (which shall not constitute delivery to the Buyer):

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Telephone:         561-514-0936

Facsimile:          561-514-0832

Attention:          Chad Friend, Esq., LL.M.

Email:                CFriend@LegalandCompliance.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction, shall not be deemed a succession or assignment. The Buyer may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release. The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. This Agreement may be terminated only as follows:

(i) By the Buyer any time an Event of Default exists, without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii) In the event that the Commencement shall not have occurred the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of either party to the other party under this Agreement.

(iii) In the event that the Commencement shall not have occurred within ten (10) Business Days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above with respect to the Commencement, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 11(k)(iii) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects.

(iv) At any time after the Commencement Date, so long as a purchase of a portion of the Purchase Shares is not in the process of being consummated and the date of the proposed termination is not within thirty (30) calendar days after the date of a Purchase Notice, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement.

(v) [Intentionally Omitted.]

(vi) [Intentionally Omitted.]

Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e) and 11, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations under the Agreement which shall survive any such termination in accordance with its terms or with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*      *      *      *       *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
Name: Lisa Conte
Title: Chief Executive Officer

BUYER:

L2 CAPITAL, LLC

By:	/s/ Adam Long
Name: Adam Long
Title: Managing Partner

SCHEDULES

Schedule 3(a)	Subsidiaries

Napo Pharmaceuticals, Inc.

Schedule 3(c)	Capitalization

None.

Schedule 3(e)	Conflicts

On May 16, 2017, the Company received notice from NASDAQ of the Company’s failure to comply with NASDAQ’s minimum bid price requirement for listing. Our common stock is listed on The NASDAQ Capital Market, which imposes, among other requirements a minimum bid requirement. Since the Company did not regain compliance with the minimum bid price requirement during the initial 180 calendar day grace period, on November 13, 2017, the Company requested and was granted a second 180 calendar day grace period, or until May 14, 2018, to regain compliance with the minimum bid price requirement. The minimum bid price requirement will be met if the Company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.

Schedule 3(f)	1934 Act Filings

None.

Schedule 3(g)	Material Changes

None.

Schedule 3(h)	Litigation

On July 20, 2017, a putative class action complaint was filed in the United States District Court, Northern District of California, Civil Action No. 3:17-cv-04102, by Tony Plant on behalf of pre-Merger shareholders of Jaguar who held shares on June 30, 2017 and were entitled to vote at the 2017 Special Shareholders Meeting, against us and certain individuals who were directors as of the date of the vote, in a matter captioned Tony Plant v. Jaguar Animal Health, Inc., et al. The plaintiff attempts to assert claims arising under Section 14(a) and Section 20(a) of the 1934 Act and Rule 14a-9, 17 C.F.R. § 240.14a-9, promulgated thereunder by the SEC. The plaintiff alleges that material omissions and misstatements were contained in the Joint Proxy Statement/Prospectus on Form S-4 (File No. 333-217364) declared effective by the SEC on July 6, 2017 related to the solicitation of votes from shareholders to approve the Merger and certain transactions related thereto. The Company believes the claims are without merit. While no monetary damages have been quantified, the Company intend to vigorously contest this complaint.

The plaintiff has not yet served the complaint and summons on any of the defendants.

If the plaintiff elected to proceed with the litigation and made service on the defendants, the defendants would move to dismiss the complaint for failure to state a claim on which relief may be granted.

Schedule 3(j)	Intellectual Property

None.

Schedule 3(l)	Title

The Company’s obligations under the loan and security agreement with Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.) (“Hercules”) are secured by a security interest in substantially all of our veterinary related assets, including intellectual property. In addition, Chicago Venture Partners, L.P. (“CVP”) may acquire a security interest in substantially all of our veterinary related assets upon the earlier of CVP purchasing Hercules Debt or the repayment in full of the Hercules Debt, as provided in the Security Agreement, dated June 29, 2017, between the Company and CVP and the Subordination Agreement and Right to Purchase Debt, dated June 29, 2017, by and among the Company, CVP and Hercules.

The obligations of Napo Pharmaceuticals, Inc. (“Napo”) under the convertible promissory notes (the “Kingdon Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Kingdon Associates, M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P. and Kingdon Credit Master Fund L.P. (collectively, the “Kingdon Purchasers”) and Napo and the related transaction documents are secured by a security interest in substantially all of Napo’s assets, including Napo intellectual property.

Schedule 3(p)	Transactions with Affiliates

None.

EXHIBIT A

OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of November 24, 2017 (the “Common Stock Purchase Agreement”), by and between JAGUAR HEALTH, INC., a Delaware corporation (the “Company”), and L2 CAPITAL, LLC, a Kansas limited liability company (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned of the Company, hereby certifies as follows:

1. I am the Chief Executive Officer of the Company and make the statements contained in this Certificate in my capacity as such;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this day of November 24, 2017.

Name: Lisa Conte
Title: Chief Executive Officer

The undersigned as Secretary of JAGUAR HEALTH, INC., a Delaware corporation, hereby certifies that is the duly elected, appointed, qualified and acting of the Company and that the signature appearing above is his/her genuine signature.

Secretary

EXHIBIT B

PRICING COMMITTEE RESOLUTION

FOR SIGNING PURCHASE AGREEMENT

WHEREAS, management has reviewed with the Board of Directors the background, terms and conditions of the transactions subject to the Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and L2 Capital, LLC (“ Buyer”), including all material terms and conditions of the transactions subject thereto, providing for the purchase by Buyer of up to 17,808,142 shares of the Company’s common stock (the “Purchase Shares”), par value $0.0001 per share (the “Common Stock”) and issuance of up to 3,100,000 shares of Common Stock (the “Commitment Shares” and, together with the Purchase Shares, the “Shares”) to Buyer for its commitment to enter into the Purchase Agreement;

WHEREAS, after careful consideration of the term sheet, dated November 17, 2017, between the Company and Buyer (the “Term Sheet”) and other factors deemed relevant by the Board of Directors, the Board of Directors determined that it is advisable and in the best interests of the Company to engage in the transactions contemplated by the Term Sheet, including, but not limited to, the issuance and the sale of the Shares to Buyer pursuant to the terms set forth in the Term Sheet);

WHEREAS, the Board has authorized the Company to offer, issue and sell the Shares in pursuant to terms set forth in the Term Sheet (the “Offering”);

WHEREAS, the Board has established this Pricing Committee; and

WHEREAS, the Board has authorized, empowered and directed this Pricing Committee to take all actions in connection with the Offering, including, in its discretion, determining, authorizing and approving any additional terms relating to the offering, issuance, sale and delivery of the Shares, in each case, as the Board could itself take, consistent with these resolutions and subject to any restrictions imposed by applicable law.

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and the Chief Executive Officer and the Chief Financial Officer of the Company (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement in substantially the form attached as Exhibit A hereto, and any other agreements or documents contemplated thereby, in substantially the form attached as Exhibit B hereto providing for the registration of the issuance and/or sale of shares of Common Stock to Buyer under the Purchase Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Issuance of Common Stock

FURTHER RESOLVED, that the Company is hereby authorized to issue the Shares under the Purchase Agreement, at a price per share in accordance with the terms of the Purchase Agreement, provided that the number of shares of Common Stock issued pursuant to the Purchase Agreement (including all Purchase Shares) shall not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof without the affirmative consent of the stockholders; and that, upon issuance of the Shares pursuant to the Purchase Agreement, including payment therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable; and

Prospectus Supplement

FURTHER RESOLVED, that the Authorized Officers are hereby authorized, in the name and on behalf of the Company:

1.              to prepare, execute and file with the Securities and Exchange Commission (the “SEC”) such prospectus supplements, including any preliminary or final prospectus supplement, to the Company’s Registration Statement on Form S-3 on file with the SEC (File No. 333-220236) (the “Shelf S-3 Registration Statement”) and the prospectus included therein and such additional documents, including any free writing prospectuses, as the Authorized Officer so acting may determine, in his or her sole discretion, to be necessary, appropriate or desirable in connection with the transactions pursuant to the Purchase Agreement, such determination to be conclusively evidenced by the execution and filing of such prospectus supplements, prospectuses or additional documents; and

2.              to prepare, execute and file with the SEC one or more additional registration statements on Form S-3 relating to the registration under the Securities Act of any Purchase Shares and Commitment Shares that were not registered pursuant to the Shelf S-3 Registration Statement, if required; and

Proceeds

FURTHER RESOLVED, that following the sale of the Purchase Shares, it is the intention of the Company (a) to continue to be primarily engaged in its principal line of business (the “Company Business”); (b) to employ the proceeds of the sale of the Purchase Shares in the Company Business; and (c) as soon as is reasonably possible, but in any event within one year from the closing of any sale of Purchase Shares, to have invested the proceeds of such sale not theretofore expended in the Company Business in a manner consistent with their preservation for future use in the Company Business and with the Company not being an “investment company” as defined in the Investment Company Act of 1940, as amended; and

Transfer Agent and Registrar

FURTHER RESOLVED, that for the purpose of the original issuance of the Shares in accordance with the foregoing resolutions, the Company’s transfer agent (the “Transfer Agent”) is hereby authorized to issue, countersign and register such certificates as may be required for such issuance and to deliver such stock certificates in accordance with the instructions of an Authorized Officer, or to cause any such Shares to be delivered through electronic book entry; and that if the Transfer Agent requires a prescribed form of preambles or resolutions relating to the foregoing, each such preamble or resolution is hereby adopted by this Pricing Committee, and the Secretary or any Assistant Secretary of the Company is hereby authorized to certify the adoption of any such preamble or resolution and to insert all such preambles and resolutions in the minute book of the Company immediately following this resolution; and

Listing of Shares on the Nasdaq

FURTHER RESOLVED, that the Authorized Officers, with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Shares on the Nasdaq including, if applicable, the filing of a Notification Form for Listing of Additional Shares and the payment of any required fees; and

State Securities Laws

FURTHER RESOLVED, that it is desirable and in the best interests of the Company that its Common Stock be qualified or registered for sale, to the extent required by law, in various states and other jurisdictions, and that the Authorized Officers are each hereby authorized and directed to determine the states and other jurisdictions in which appropriate action shall be taken to (i) qualify or register for sale all or such part of such Common Stock and (ii) register the Company as a dealer or broker; that the Authorized Officers be, and hereby are, authorized to perform on behalf of the Company any and all such acts as the officer so acting may deem necessary or advisable in order to comply with the applicable laws of any such states and other jurisdictions, and in connection therewith to execute, affix the Company’s seal to and file all requisite papers and documents, including, without limitation, applications, resolutions, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that execution by any of the Authorized Officers of any such paper or document or the doing by any of the Authorized Officers of any act in connection with the foregoing matters shall conclusively establish the authority of the officers so acting therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

FURTHER RESOLVED, that if the securities or “blue sky” laws of any of the states or other jurisdictions in which any of the Authorized Officers deem it necessary or advisable to qualify or register for sale all or part of the Common Stock or to register the Company as a dealer or broker, or any authority administering such laws, requires a prescribed form of preambles or resolutions relating to such sale or to any application, statement, instrument or other document connected therewith, each such preamble or resolution is hereby adopted by this Pricing Committee, and the Secretary or any Assistant Secretary of the Company is hereby authorized to certify the adoption of any such preamble or resolution to any party who may so request and to insert all such preambles and resolutions in the minute book of the Company immediately following these resolutions; and

Approval of Actions

FURTHER RESOLVED, that the Company be and hereby is authorized to enter into any and all amendments to its agreements with, or obtain any and all waivers from, (i) the holders of any outstanding securities of the Company and (ii) any other entity, as may be necessary or desirable to effectuate the events and transactions contemplated by these resolutions; and

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

[Signature page to follow]

Dated: November 24, 2017

Lisa Conte

James J. Bochnowski